UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2010

COLONY BANKCORP, INC.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	000-12436 (Commission File No.)	58-1492391 (IRS Employer I.D. No.)

115 South Grant Street, Fitzgerald, Georgia 31750
(Address of principal executive offices)

(229) 426-6000
Registrant's Telephone Number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of the shareholders of the Company was held on May 25, 2010.  At the Annual Meeting of the Shareholders, proxies were solicited under Regulation 14 of the Securities Exchange Act of 1934.  Total shares eligible to vote amounted to 8,445,208.  A total of 5,505,866.38 shares (65.20%) were represented by shareholders, in attendance or by proxy.  The following directors were elected to serve one year until the next annual meeting.

	For	Against	Abstain

L. Morris Downing, Jr.	5,375,790.75	130,075.63
James D. Minix	5,250,457.75	255,408.63
Jonathan W. R. Ross	5,393,591.75	112,274.63
Edward J. Harrell	5,250,457.75	255,408.63
Terry L. Hester	5,375,768.75	130,097.63
Terry L. Coleman	5,398,997.14	106,869.24
B. Gene Waldron	5,397,027.80	108,838.58
W. B. Roberts, Jr.	5,399,670.75	106,195.63
Al D. Ross	5,393,580.75	112,285.63
Charles E. Myler	5,399,670.75	106,195.63
Mark H. Massee	5,393,591.75	112,274.63

The shareholders approved the Advisory (non-binding) Vote on Executive Compensation with a final vote count as follows:

For	Against	Abstain
6,133,486.45	320,057.50	139,337.43

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

The following exhibit is being filed as part of this Report on Form 8-K:

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: May 26, 2010	By: /s/ Terry L. Hester
Terry L. Hester
Executive Vice-President and
Chief Financial Officer